MMC ENERGY, INC.
26 Broadway
Suite 960
New York, NY 10004
(212) 977-0900

MMC ENERGY, INC. ANNOUNCES SALE OF OPERATIONS

New York- May 27, 2009-MMC Energy, Inc. (NASDAQ: MMCE) announced today that on May 21, 2009 it signed a definitive purchase agreement to sell its Chula Vista and Escondido electric generating facilities and certain other assets for $4,865,500 to affiliates of Wellhead Electric Company, Inc.   The sale represents the conclusion of a process to sell substantially all of the Company’s remaining operating assets, except for its two GE LM6000 PC Sprint turbines, acquired at a cost of $31 million and also currently held for sale.  The sale of two gas compressors to Wellhead announced in March 2009 was originally included in the process and in Wellhead’s initial bid for these assets, but closed sooner on mutual agreement of the parties.

The consummation of the sale remains subject to certain customary closing conditions, including approvals by a majority of the Company’s stockholders, the Federal Energy Regulatory Commission and various additional regulatory approvals.  The asset sales are key steps in a contemplated liquidation of the Company. Shareholder approval will also be required for the plan of liquidation.

Wellhead will have access to the Chula Vista and Escondido facilities prior to closing to effect any equipment repairs they desire to be made, and the closing of the sale will be subject to the earlier of Wellhead’s full assumption of asset management at both facilities, as described below, or August 31, 2009, assuming all other remaining closing conditions have been satisfied at such time.  The repairs will be performed at Wellhead’s sole expense, except that the Company may reimburse up to $500,000 of such expenditures in certain circumstances under which a deal does not close and Wellhead is entitled to a return of a $2 million deposit held in escrow pending completion of the sale. The deposit is refundable if the Company does not meet its closing obligations or accepts a superior offer from a third party.

At any time prior to closing, Wellhead, at its sole discretion, may opt to take over day to day asset management responsibility for the Chula Vista and Escondido facilities.  As compensation for the asset management services, Wellhead is entitled to a 50% share in the Company’s EBITDA (as defined in the purchase agreement), with a further option to increase their share to 100% if Wellhead assumes full operating responsibility and a greater share of operating risk.  If Wellhead should elect to increase their EBITDA share to 100%, the closing of the asset sale will take place immediately following such election if the Company has satisfied all other closing conditions.  The EBITDA sharing will be as accomplished via a purchase price adjustment at the closing if the sale closes, however, the Company will also be required to compensate the EBITDA share in cash should thet sale not close in circumstances requiring a refund to Wellhead of the deposit.

“While we are disappointed in not seeing our original strategy through, the financial and energy markets of the past 12 months have made such strategy a virtual impossibility in the near term. Further, it is too expensive for us to operate only our existing peaking plants in our current public platform,” noted Michael Hamilton, CEO.   “The announcement of the asset sale follows an extensive review of a range of strategic alternatives for the Company, including our continuing as an independent entity and exploring mergers and acquisitions. We believe that the sale of these assets to Wellhead maximizes stockholder value and increases the probability that we will be able to distribute liquidation proceeds to our stockholders as soon as practical. In that light, the sale to Wellhead is a critical path item, and after months of working with two separate investment banks to get to this point, we feel we have accepted the best offer on the table.  We will also remain diligent in seeking the best price for our remaining turbines to complete the liquidation process as soon as practical.”

In anticipation of the sale, the Company has marked the assets sold to the agreed sale price as of March 31, 2009 and accordingly, does not anticipate a material gain or loss upon closing the sale transaction.

The Company’s Chula Vista and Escondido Upgrade Projects have been on hold pending the receipt of long-term contracts for peaking power, and in the case of Chula Vista, a permit from the California Energy Commission, whose Preliminary Decision was against the Company.  The Company believes that the disposition of the facilities and equipment at this time is a better option than incurring substantial costs to store and maintain the equipment and continue to operate as a public company until construction commences, if at all.

The Company previously announced the sale of a GE LM6000 turbine to Wellhead in November 2008 and the sale of a GE LM-2500 and related equipment from its Mid-Sun facility to Pro Energy in February 2009.

About MMC Energy, Inc.:

The Company acquires and actively manages electricity generating and energy infrastructure-related assets in the United States. The Company is traded on the NASDAQ Global Market in the United States.

The Company has invested in electricity assets which provide essential services to key transmission constrained markets in California, where regulatory capacity requirements and a lack of local electricity supplies make peak electricity generation facilities valuable. To date, the Company has acquired three electricity generating assets in California, totaling 110 MW of capacity, all of which have now been sold pending closing.

About Wellhead Electric Company, Inc.:

Wellhead is a developer, owner and operator of  gas-fired power generation projects. Wellhead has been involved in the development, completion and/or operation of fourteen projects in California.

Additional Information About the Asset Sales and the Plan of Liquidation:

The Company will file with the Securities and Exchange Commission a proxy statement and other documents regarding the asset sale and the plan of liquidation referred to in this press release. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to the Company’s stockholders seeking their approval of the asset sales and the plan of liquidation. Stockholders may obtain a free copy of the proxy statement and other documents filed by the Company with the SEC at the SEC’s Web site at www.sec.gov, or by directing a request to Denis Gagnon, our Chief Financial Officer, at MMC Energy, Inc., 27 Broadway, Suite 960, New York, New York 10004.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 including (1) the approval of the asset sale and plan of liquidation by the Company’s stockholders, (2) the Company’s ability to consummate the sale of its assets to Wellhead, (3) the Company’s ability to satisfy its liabilities out of the proceeds of the foregoing transactions and other available resources, (4) the Company’s ability to distribute any remaining cash to its stockholders and (5) anticipated events relating to completion of the Company’s current upgrade projects. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, those risks described in the Company’s Annual Report on Form 10-K, its most recent prospectus filed with the SEC on November 19, 2007 and in its other public filings.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update these forward-looking statements.

Source: MMC Energy, Inc.

Contact:

          MMC Energy Inc.
          Denis G. Gagnon, Chief Financial Officer
          (212) 977-0900
          www.mmcenergy.com